Exhibit 99.1

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

Not For Immediate Release

IMCLONE SYSTEMS ISSUES STATEMENT REGARDING REPLIGEN LITIGATION

New York, NY — July 31, 2006 — ImClone Systems Incorporated (NASDAQ: IMCL) today announced that its motion for summary judgment in the patent infringement litigation with Repligen Corporation and MIT was denied by the U.S. District Court in Massachusetts.

In the summary judgment motion, ImClone Systems sought to dismiss all claims of Repligen and MIT on the basis that the patent rights at issue were exhausted as a matter of law. The case will now proceed to trial on the merits of ImClone Systems’ other defenses, and the Company intends to vigorously defend its position that, among other things, it does not infringe the subject patent.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

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